PROXY	THE EUROPE FUND, INC.	PROXY
P.O. Box 9011
Princeton, New Jersey 08543-9011

This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Donald C. Burke, Alice A. Pellegrino and Robert C. Doll, Jr. as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated herein, all the shares of common stock of the above-named Fund (the “Fund”), held of record by the undersigned on July 24, 2006 at the special meeting of shareholders of the Fund to be held on Wednesday, September 20, 2006, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Proposals.

VOTE VIA THE TELEPHONE: 1-866-877-9383
VOTE VIA THE INTERNET: https://vote.proxy-direct.com
999 9999 9999 999

Note: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature (if held jointly)

,2006
Date	MEF_16772

VOTING OPTIONS

Read your proxy statement and have it at hand when voting.

VOTE ON THE INTERNET Log on to: https://vote.proxy-direct.com Follow the on-screen instructions available 24 hours	VOTE BY PHONE Call 1-866-877-9383 Follow the recorded instructions available 24 hours	VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope	VOTE IN PERSON Attend Shareholder Meeting 800 Scudders Mill Road Plainsboro, NJ on September 20, 2006

If you vote on the Internet or by telephone, you need not return this proxy card.

PLEASE MARK VOTES AS IN THIS EXAMPLE:    ■

1.	To consider a proposal to approve an Agreement and Plan of Reorganization (the “Reorganization Agreement”) pursuant to which The Europe Fund, Inc. would transfer substantially all of its assets and certain stated liabilities to the Merrill Lynch EuroFund (the “EuroFund”) in exchange solely for newly issued Class I1 shares of the EuroFund, which will be distributed by The Europe Fund, Inc. to the holders of its shares in complete liquidation thereof; and	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To transact such other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof.

Your vote is important regardless of the size of your holdings in The Europe Fund, Inc. Whether or not you expect to be present at the Special

Meeting, please complete and sign the enclosed proxy card and return it promptly in the enclosed envelope.

MEF_16772